UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2006

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Third Amended and Restated Advisory Agreement

On March 20, 2006, Behringer Harvard REIT I, Inc. (the “Company”) entered into the Third Amended and Restated Advisory Agreement (the “Amended Advisory Agreement”) with Behringer Advisors LP, a Texas limited partnership (“Behringer Advisors”). The Amended Advisory Agreement (1) provides Behringer Advisors the option to convert shares of the Company’s non-participating, non-voting convertible stock, par value $0.0001 per share (the “Convertible Stock”), into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), upon stated future events in lieu of certain fees payable in the future; (2) provides that no Acquisition and Advisory Fees shall be paid to Behringer Advisors for any temporary investments; (3) clarifies how Asset Management Fees will be paid to Behringer Advisors for operating assets and development or redevelopment assets; (4) clarifies how Acquisition and Advisory Fees shall be paid to Behringer Advisors for investments in entities that own real estate investments; and (5) clarifies that the Debt Financing Fee is payable for any assumption of debt arranged by Behringer Advisors.

The Amended Advisory Agreement is attached to this Form 8-K as Exhibit 10.1 and is incorporated into this filing in its entirety.

Third Amended and Restated Property Management and Leasing Agreement

On March 20, 2006, the Company, Behringer Harvard OP I, LP, a Texas limited partnership and a wholly-owned subsidiary of the Company, and HPT Management Services LP, a Texas limited partnership (“HPT Management”), entered into the Third Amended and Restated Property Management and Leasing Agreement (the “Amended Property Management Agreement”). The Amended Property Management Agreement provides that in the event that the Company contracts directly with a non-affiliated third party property manager the Company will pay HPT Management an oversight fee equal to 1% of the gross revenues generated by that property in addition to any fees paid to the third party property manager. In no event will the Company pay both a property management fee and an oversight fee to HPT Management with respect to any particular property.

The Amended Property Management Agreement is attached to this Form 8-K as Exhibit 10.2 and is incorporated into this filing in its entirety.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 22, 2006, the Company filed Articles Supplementary to its Sixth Articles of Amendment and Restatement, which reclassified and designated 1,000 authorized but unissued shares of Common Stock as shares of Convertible Stock.

The Articles Supplementary are attached to this Form 8-K as Exhibit 3.1 and are incorporated into this filing in their entirety.

Item 8.01               Other Events.

On March 20, 2006 the Company’s board of directors declared distributions payable to the stockholders of record each day during for the months of April, May, and June 2006. The declared distributions will equal a daily amount of $.0019178 per share of common stock, which is equivalent to an annual distribution rate of seven percent (7.0%) assuming the share was purchased for $10.00. A portion of each distribution is expected to constitute return of capital for tax purposes. Distributions payable to each stockholder of record during a month will be paid in cash on or before the 16th day of the following month.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.1	Articles Supplementary
10.1	Third Amended and Restated Advisory Agreement
10.2	Third Amended and Restated Property Management and Leasing Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: March 24, 2006	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President—Corporate Development & Legal and Secretary